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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-78248 and 33-78250) of Signal Technology Corporation of our report dated February 12, 2002, except as to Note 10 which is as of March 20, 2002 and Note 12 which is as of March 27, 2002 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2002